Exhibit (d)(2)(b)

TRANSPARENT VALUE TRUST

AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT is made as of January 28, 2013 by and between Guggenheim Partners Investment Management LLC (“GPIM”) and Transparent Value Trust (the “Trust”).

WHEREAS, GPIM AND the Trust have entered into an Expense Limitation Agreement (the “Agreement”) dated June 11, 2012;

WHEREAS, effective January 28, 2013, the Transparent Value Dow Jones RBP U.S Large-Cap Aggressive Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Core Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Defensive Index Fund, Transparent Value Dow Jones RBP U.S Dividend Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Growth Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Market Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Value Index Fund, and Transparent Value Dow Jones RBP Directional Allocation Index Fund changed their names to Transparent Value Large-Cap Aggressive Fund, Transparent Value Large-Cap Core Fund, Transparent Value Large-Cap Defensive Fund, Transparent Value Dividend Fund, Transparent Value Large-Cap Growth Fund, Transparent Value Large-Cap Market Fund, Transparent Value Large-Cap Value Fund, and Transparent Value Directional Allocation Fund, each a series of the Trust, respectively; and

WHEREAS, in light of the foregoing, GPIM and the Trust wish to modify the provisions of the Agreement to reflect revised Schedule A.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A will be replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, THIS Amendment has been executed by a duly authorized representative of each the parties hereto as of the date of this Amendment first set forth above.

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT LLC

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Senior Managing Director

TRANSPARENT VALUE TRUST

By:	/s/ Armen Arus
Name:	Armen Arus
Title:	President

SCHEDULE A

As Amended January 28, 2013

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Fund	Share Class	Maximum Annual Operating Expense Limit
Transparent Value Large-Cap Aggressive	Class A Shares	1.50%
Transparent Value Large-Cap Aggressive	Class F-1 Shares	1.35%
Transparent Value Large-Cap Aggressive	Class I Shares	1.10%
Transparent Value Large-Cap Aggressive	Class C Shares	2.10%

Transparent Value Large-Cap Defensive	Class A Shares	1.50%
Transparent Value Large-Cap Defensive	Class F-1 Shares	1.35%
Transparent Value Large-Cap Defensive	Class I Shares	1.10%
Transparent Value Large-Cap Defensive	Class C Shares	2.10%

Transparent Value Large-Cap Market	Class A Shares	1.50%
Transparent Value Large-Cap Market	Class F-1 Shares	1.35%
Transparent Value Large-Cap Market	Class I Shares	1.10%
Transparent Value Large-Cap Market	Class C Shares	2.10%

Transparent Value Large-Cap Growth	Class A Shares	1.50%
Transparent Value Large-Cap Growth	Class F-1 Shares	1.35%
Transparent Value Large-Cap Growth	Class I Shares	1.10%
Transparent Value Large-Cap Growth	Class C Shares	2.10%

Transparent Value Large-Cap Value	Class A Shares	1.50%
Transparent Value Large-Cap Value	Class F-1 Shares	1.35%
Transparent Value Large-Cap Value	Class I Shares	1.10%
Transparent Value Large-Cap Value	Class C Shares	2.10%

Transparent Value Large-Cap Core	Class A Shares	1.50%
Transparent Value Large-Cap Core	Class F-1 Shares	1.35%
Transparent Value Large-Cap Core	Class I Shares	1.10%
Transparent Value Large-Cap Core	Class C Shares	2.10%

Transparent Value Dividend	Class A Shares	1.50%
Transparent Value Dividend	Class F-1 Shares	1.35%
Transparent Value Dividend	Class I Shares	1.10%
Transparent Value Dividend	Class C Shares	2.10%

Transparent Value Directional Allocation	Class A Shares	1.50%
Transparent Value Directional Allocation	Class F-1 Shares	1.35%
Transparent Value Directional Allocation	Class I Shares	1.10%
Transparent Value Directional Allocation	Class C Shares	2.10%